Exhibit 99.2

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”);

WHEREAS, Velan Capital L.P., a Georgia limited partnership, Altiva Management Inc., a Nevada corporation, Balaji Venkataraman, Virinder Nohria, LTE Partners, LLC, a Delaware limited liability company, LTE Management, LLC, a Delaware limited liability company, Ryan Melkonian, Terence Cooke and Deepak Sarpangal (collectively, “Velan”), and Gerard Ber, Eric J. Ende, Ann MacDougall, Heinz Mäusli and David W. Mims wish to form a group for the purpose of (i) seeking representation on the Board of Directors of the Company (the “Board”) through a consent solicitation or any other means permitted under the Delaware General Corporation Law (including any meeting of stockholders held in respect thereof, and any adjournments, postponements, reschedulings or continuations thereof) and (ii) taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 18th day of September 2019 by the parties hereto:

1.       In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.       So long as this agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) and Velan of (i) any of their purchases or sales of securities of the Company; or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

3.       Each of the undersigned agrees to form the Group for the purpose of (i) seeking representation on the Board through a consent solicitation or any other means permitted under the Delaware General Corporation Law (including any meeting of stockholders held in respect thereof, and any adjournments, postponements, reschedulings or continuations thereof), (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

4.       Each of the undersigned agrees that any SEC filing, press release, communication to the Company or communication to other stockholders proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be as determined by Velan. Velan will provide notice to and a reasonable opportunity for each of the parties to review and comment upon any such SEC filing, press release or communication, or any proposed agreement or negotiating position with respect to the Company. Subject to the foregoing, the parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities. In the absence of disagreement, Velan shall have discretion over the content and timing of public or private communications and negotiating positions taken on behalf of the Group.

6.       The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

7.       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.       In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

9.       Any party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222.

10.       Each party acknowledges that Olshan shall act as counsel for each of the Group and Velan relating to their investment in the Company.

11.       Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

VELAN CAPITAL, L.P.

By:	Altiva Management Inc., its general partner

By:	/s/ Stephanie P. Cooper
	Name:	Stephanie P. Cooper
	Title:	President and Secretary

ALTIVA MANAGEMENT INC.

By:	/s/ Stephanie P. Cooper
	Name:	Stephanie P. Cooper
	Title:	President and Secretary

/s/ Balaji Venkataraman
BALAJI VENKATARAMAN

/s/ Virinder Nohria
VIRINDER NOHRIA

LTE PARTNERS, LLC

By:	LTE Management, LLC, its Manager

By:	/s/ Ryan Melkonian
	Name:	Ryan Melkonian
	Title:	Member and Manager

LTE MANAGEMENT, LLC

By:	/s/ Ryan Melkonian
	Name:	Ryan Melkonian
	Title:	Member and Manager

MELKONIAN CAPITAL MANAGEMENT, LLC

By:	/s/ Ryan Melkonian
	Name:	Ryan Melkonian
	Title:	Managing Member

/s/ Ryan Melkonian
RYAN MELKONIAN

/s/ Terence Cooke
TERENCE COOKE

/s/ Deepak Sarpangal
DEEPAK SARPANGAL

/s/ Gerard Ber
GERARD BER

/s/ Eric J. Ende
ERIC J. ENDE

/s/ Ann Macdougall
Ann MacDougall

/s/ Heinz Mäusli
HEINZ MÄUSLI

/s/ David W. Mims
DAvid W. mims